                                                                   EXHIBIT 10.23

                      RESTRICTED STOCK EXCHANGE AGREEMENT
                      -----------------------------------


     This Restricted Stock Exchange Agreement is entered into as of July 16, 1995 among Scott Paper Company, a Pennsylvania corporation (the "Company"), Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark"), and P. Newton White (the "Grantee").

     WHEREAS, pursuant to restricted stock agreements, the Company has granted to the Grantee shares of restricted stock of the Company ("Restricted Stock");

     WHEREAS, pursuant to an Amendment to Restricted Stock Agreement dated January 17, 1995 (the "Restricted Stock Amendment"), shares of Restricted Stock which are not vested become immediately vested in the event of a change in control of the Company;

     WHEREAS, concurrently herewith, Kimberly-Clark, Rifle Merger Co. and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Rifle Merger Co. is merging (the "Merger") with and into the Company and the Company is becoming a wholly-owned subsidiary of Kimberly-Clark;

     WHEREAS, pursuant to the terms of the Restricted Stock Amendment, the shares of Restricted Stock designated on Schedule A as unvested (the "Unvested Restricted Stock"), giving effect to the two for one stock split of the Company Common Shares declared on April 18, 1995, are to become vested at the Effective Time (as such term is defined in the Merger Agreement);

     WHEREAS, in order for the Merger to be accounted for as a pooling of interests, the Company and the Grantee desire to rescind the Restricted Stock Amendment prior to the Effective Time so that the shares of Unvested Restricted Stock remain unvested at the Effective Time; and

     WHEREAS, the Company, the Grantee and Kimberly-Clark desire to enter into this Agreement to provide that at the Effective Time the shares of Unvested Restricted Stock shall be cancelled and exchanged for shares of common stock of Kimberly-Clark ("Kimberly-Clark Common Stock") having a market value at the Effective Time equal to the value (the "Unvested Restricted Stock Value") of the Unvested Restricted Stock, as shall be determined by Hewitt Associates in the manner set forth on Schedule B hereto as of the Effective Time.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company, Kimberly-Clark and the Optionee hereby agree as follows:

     1.  Rescission of Restricted Stock Amendment.  At the Effective Time, the
         ----------------------------------------
Restricted Stock Amendment shall be rescinded and shall be of no further force or effect whatsoever.

     2.  Exchange of Unvested Restricted Stock.  At the Effective Time, the
         -------------------------------------
shares of Unvested Restricted Stock which are outstanding immediately prior to the Effective Time shall be cancelled and exchanged for the number of shares of Kimberly-Clark Common Stock, decreased to the nearest whole share, having an aggregate market value at the Effective Time equal to the Unvested Restricted Stock Value. Kimberly-Clark shall pay cash to the Grantee in lieu of issuing fractional shares of Kimberly-Clark Common Stock, unless in the reasonable judgment of Kimberly-Clark, based on the advice of its independent accountants, such payment would adversely affect the ability to account for the Merger as a pooling of interests in accordance with generally accepted accounting principles. For purposes of this Section 2, the market value of a share of Kimberly-Clark Common Stock at the Effective Time shall be equal to the closing price of the Kimberly-Clark Common Stock on the business day next preceding the Effective Time, as reported in The Wall Street Journal as New York Stock
                               -----------------------
Exchange Composite Transactions. Kimberly-Clark shall register under the Securities Act of 1933, as amended (the "Securities Act"), on the appropriate form all shares of Kimberly-Clark Common Stock issuable pursuant to this
Section 2.

     3.  Termination of Agreement.  This Agreement shall terminate and shall be
         ------------------------
of no further force or effect if the Merger Agreement shall be terminated and the Merger shall not become effective pursuant to the terms thereof.

     4.  Successors; Binding Agreement.  This Agreement shall inure to the
         -----------------------------
benefit of and be enforceable by the Grantee and by his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees and by the Company and Kimberly-Clark and their respective successors and assigns.

     5.  Notices.  All notices and other communications required or permitted
         -------
under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by courier or overnight express service or five days after having been sent by certified or registered mail, postage prepaid, addressed (a) if to the Grantee, to the Grantee's address set forth in the records of the Company, or if to the Company or Kimberly-Clark, to
O. George Everbach, Senior Vice President and General Counsel, Kimberly-Clark Corporation,

351 Phelps Drive, Irving, Texas 75038, with a copy to Thomas A. Cole, Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or (b) to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     6.  Governing Law; Validity.  The interpretation, construction and
         -----------------------
performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the applicable principles of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

     7.  Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     8.  Miscellaneous.  No provision of this Agreement may be modified or
         -------------
waived unless such modification or waiver is agreed to in writing and executed by the Grantee and by a duly authorized officer of the Company and of Kimberly-Clark. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Grantee, the Company or Kimberly-Clark to insist upon strict compliance with any provision of this Agreement or to assert any right which the Grantee, the Company or Kimberly-Clark may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

     IN WITNESS WHEREOF, each of the Company and Kimberly-Clark has caused this Agreement to be executed by its duly authorized officer and the Grantee has executed this Agreement as of the day and year first above written.

                                        SCOTT PAPER COMPANY

                                        By:
                                            ------------------------------------


                                        KIMBERLY-CLARK CORPORATION

                                        By:
                                            ------------------------------------


                                        GRANTEE:


                                        ----------------------------------------
                                        P. Newton White

                                  SCHEDULE A
                                  ----------

                     Schedule of Unvested Restricted Stock
                     -------------------------------------

Date of Grant             Number of Shares            Vesting Date
---------------           ----------------            ------------
    2/16/93                    10,000                   2/16/96
    2/15/94                    20,000                   2/15/97

                                  SCHEDULE B
                                  ----------


               Determination of Unvested Restricted Stock Value
               ------------------------------------------------
                             by Hewitt Associates
                             --------------------

Valuation Methodology
---------------------

Calculations will be based on the market price of the Scott stock as of the close of business on the day preceding the Effective Time. To this market price will be applied an Annual Turnover discount as indicated below for the probability that a holder of Restricted Stock will not complete the vesting schedule as outlined, and thus not receive full ownership of the entire grant share.

Valuation Assumptions
---------------------

Stock Price on Valuation Date               $_________
Grant Date                                  __________
Valuation Date                              Close of business on day preceding
                                            the Effective Time
Annual Turnover                             7.50%
Dividends                                   Paid during restriction period on a
                                            current basis.

Valuation Results
-----------------

Number of Unvested Shares                   __________
Vesting Date                                __________
Per Share Value                             __________
Total Unvested Value                        __________ (Number of Shares x Per
                                                       Share Value)